Dallas, TX/July 21, 2021
SECOND QUARTER 2021 NET INCOME OF $328 MILLION, $2.32 PER SHARE
Revenue Increased 5 Percent
Robust Growth in Fee-Generating Activity
Strong Credit Quality and Improved Economic Outlook Drove Reserve Release
Repurchased 5.9 Million, or 4 Percent, of Common Shares Under Program
Together With Dividends, Returned $542 Million to Shareholders
“Our second quarter results showed continuation of several positive trends," said Curt C. Farmer, Comerica Chairman, President and Chief Executive Officer. "This included strong deposit growth, robust fee income and excellent credit quality. Revenue increased and we remained focused on expense control as we supported our revenue generating activities. We saw solid loan growth in several business lines, led by General Middle Market, which was more than offset by declines in auto dealer floorplan and Mortgage Banker. Also, our pipeline again increased as customers ramped up with the economy re-opening. We repurchased 5.9 million shares, reducing our share count by over 4 percent. Our ROE of over 17 percent and ROA of 1.50 percent remain above our historical norm, despite the ultra-low rate environment. Our customers and colleagues across our markets are optimistic about the future and we expect economic metrics to remain strong the back half of the year.”

(dollar amounts in millions, except per share data)	2nd Qtr '21	1st Qtr '21	2nd Qtr '20
FINANCIAL RESULTS
Net interest income	$465	$443	$471
Provision for credit losses	(135)	(182)	138
Noninterest income	284	270	247
Noninterest expenses (a)	463	447	434
Pre-tax income (a)	421	448	146
Provision for income taxes (a)	93	98	28
Net income (a)	$328	$350	$118
Diluted earnings per common share (a)	$2.32	$2.43	$0.84
Average loans	49,828	50,589	53,498
Average deposits	75,520	71,392	64,282
Return on average assets (a)	1.50%	1.68%	0.58%
Return on average common shareholders' equity (a)	17.10	18.04	6.40
Net interest margin	2.29	2.29	2.50
Common equity Tier 1 capital ratio (b)	10.39	11.02	9.99
Tier 1 capital ratio (b)	10.97	11.62	10.58
Common equity ratio	8.53	8.99	8.78
Common shareholders' equity per share of common stock	$56.28	$55.58	$53.28
Tangible common equity per share of common stock (c)	51.43	50.93	48.69
(a)Recast 2020 results. See Reconciliations of Previously Reported Balances.
(b)Estimated for June 30, 2021. Ratios reflect deferral of CECL model impact as calculated per regulatory guidance.
(c)See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

Second Quarter 2021 Compared to First Quarter 2021 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $761 million, or 2 percent, to $49.8 billion.
•Increases of $276 million in general Middle Market, $207 million in Environmental Services and $193 million in Commercial Real Estate were more than offset by decreases of $870 million in National Dealer Services and $287 million in Mortgage Banker Finance.
◦Average Paycheck Protection Program (PPP) loans decreased $117 million to $3.5 billion. Period-end PPP loans decreased $967 million to $2.8 billion, reflecting forgiveness of $1.1 billion.
◦Excluding the impact of PPP loans, period-end loans grew $613 million, driven by increases of $671 million in general Middle Market, $355 million in Environmental Services and $234 million in Commercial Real Estate, partially offset by a $484 million decrease in National Dealer Services.
•Average loan yields increased 16 basis points to 3.25 percent, reflecting a 14 basis point residual value adjustment in the leasing portfolio recorded in the first quarter.
Securities increased $509 million, or 3 percent, to $15.4 billion.
•Increase of $796 million in mortgage-backed securities resulting from deployment of excess liquidity, partially offset by a $287 million decrease in Treasury securities.
•Period-end securities increased $242 million to $15.8 billion, driven by $2.1 billion in purchases of mortgage-backed securities, partially offset by $1.1 billion in repayments of mortgage-backed securities and $750 million in maturities of Treasury securities.
•Average yield on securities decreased 7 basis points to 1.82 percent due to lower yields on reinvestments.
Deposits increased $4.1 billion, or 6 percent, to $75.5 billion.
•Nearly every business line experienced growth with an increase of $3.0 billion in noninterest-bearing deposits as customers continue to conserve cash.
•The average cost of interest-bearing deposits decreased 2 basis points to 6 basis points, continuing to reflect prudent management of relationship pricing in a lower rate environment.
Net interest income increased $22 million to $465 million.
•Increase primarily reflected residual value adjustments in the leasing portfolio made in the first quarter and an additional day in the second quarter.
Provision for credit losses increased $47 million to a benefit of $135 million.
•The allowance for credit losses decreased $124 million to $683 million at June 30, 2021, reflecting growing economic confidence, sustained improvements in economic forecasts and a reduction in criticized loans. As a percentage of total loans, the allowance for credit losses was 1.36 percent, or 1.44 percent excluding PPP loans.
•Net loan recoveries were $11 million, compared to net charge-offs of $3 million in the first quarter.
Noninterest income increased $14 million to $284 million.
•Increases of $13 million in card fees, $9 million in commercial lending fees, $7 million in fiduciary income and $3 million in deferred compensation asset returns (offset in other noninterest expenses), partially offset by decreases of $8 million in derivative income, $4 million in income from principal investing and warrants and $2 million in bank-owned life insurance.
Noninterest expenses increased $16 million to $463 million.
•Decrease of $5 million in salaries and benefits expense more than offset by increases of $7 million in outside processing fee expense, $5 million in litigation-related expenses and $3 million each in advertising expense and operational losses, as well as smaller increases in other categories.
◦The decrease in salaries and benefits expense was driven by seasonal decreases of $16 million in share-based compensation and $7 million in payroll taxes, partially offset by increases of $5 million in incentive compensation, $3 million each from annual merit increases, technology-related contract labor and deferred compensation expense (offset in other noninterest income) and smaller increases in other categories.
Capital position remained solid with a common equity Tier 1 capital ratio of 10.39 percent and a Tier 1 capital ratio of 10.97 percent.
•Returned a total of $542 million to common shareholders through share repurchases and dividends.
◦Repurchased $450 million of common stock (5.9 million shares) under the share repurchase program.
•Declared dividend of $5 million on preferred stock, payable July 1, 2021.

Second Quarter 2021 Compared to Second Quarter 2020 Overview
Balance sheet items discussed in terms of average balances.
Loans decreased $3.7 billion, or 7 percent.
•Increases in Equity Fund Services, Environmental Services and Entertainment Lending were more than offset by decreases in National Dealer Services, Energy, Technology and Life Sciences, Corporate Banking, general Middle Market and Mortgage Banker Finance.
•Average yield on loans was relatively stable.
Securities increased $2.8 billion, or 22 percent.
•Reflects actions taken in third quarter 2020 to invest $2.3 billion of excess liquidity in U.S. Treasury bonds and mortgage-backed securities.
•Average yield on securities decreased 59 basis points, reflecting lower rates and an increase in lower-yielding U.S. Treasury securities.
Deposits increased $11.2 billion, or 17 percent.
•Noninterest-bearing and interest-bearing deposits increased $7.7 billion and $3.6 billion, respectively, as customers continued to conserve cash, including funds from government stimulus programs.
•Interest-bearing deposit costs decreased 20 basis points, reflecting prudent management of relationship pricing in a low interest rate environment.
Net interest income decreased $6 million.
•Lower loan volumes partially offset by a decrease in deposit costs.
Provision for credit losses decreased $273 million.
•The allowance for credit losses decreased $383 million, primarily reflecting the economy re-opening as well as improvements in the economic forecast and in the Energy portfolio since the onset of the pandemic last year. As a percentage of total loans, the allowance for credit losses decreased 63 basis points.
Noninterest income increased $37 million.
Effective January 1, 2021, the Corporation reported customer derivative income, previously a component of other noninterest income, and foreign exchange income as a combined item captioned by derivative income. See Reconciliations of Previously Reported Balances.
•Increases in card fees, commercial lending fees, fiduciary income, service charges on deposit accounts, deferred compensation asset returns (offset in noninterest expenses) and derivative income, partially offset by a decrease in securities trading income.
Noninterest expenses increased $29 million.
Effective January 1, 2021, the Corporation adopted a change in accounting method for certain components of expense related to the defined benefit pension plan. See Reconciliations of Previously Reported Balances.
•Increases in salaries and benefits expense, outside processing fee expense and litigation-related expenses, partially offset by decreases in pension expense (non-salary) and operational losses.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	2nd Qtr '21	1st Qtr '21	2nd Qtr '20
Net interest income	$465	$443	$471
Net interest margin	2.29%	2.29%	2.50%
Selected balances:
Total earning assets	$81,533	$78,523	$75,989
Total loans	49,828	50,589	53,498
Total investment securities	15,403	14,894	12,642
Federal Reserve Bank deposits	15,701	12,507	9,483

Total deposits	75,520	71,392	64,282
Total noninterest-bearing deposits	40,340	37,361	32,686
Short-term borrowings	2	3	882
Medium- and long-term debt	2,858	3,609	7,206

Net interest income increased $22 million, and net interest margin was stable compared to first quarter 2021.

•Interest income on loans increased $18 million and improved net interest margin by 8 basis points, primarily due to residual value adjustments on assets in the leasing portfolio recorded in the first quarter (+$17 million, +8 basis points), one additional day in the quarter (+$4 million) and the impact of higher fees, including from PPP forgiveness activity (+$2 million, +1 basis point), partially offset by lower loan balances (-$3 million). Other portfolio dynamics, which include the impact of nonaccrual activity as well as rate and pricing actions, decreased interest income on loans by $2 million and reduced net interest margin by 1 basis point.
•Interest income on investment securities increased $1 million and reduced net interest margin by 1 basis point due to higher balances (+$4 million) offset by the impact of lower average yields (-$3 million, -1 basis point).
•Interest income on short-term investments increased $1 million and reduced net interest margin by 8 basis points, due to an increase in lower-yielding deposits with the Federal Reserve Bank.
•Lower pay rates on deposits decreased interest expense by $2 million and improved net interest margin by 1 basis point.

Credit Quality
"Credit continued to improve from already strong levels with net recoveries of $11 million, the best performance in at least 20 years," said Farmer. "Also, criticized loans and nonperforming assets declined and remained below our historical norms, a true reflection of our conservative credit culture, diverse portfolio and expertise in the industries we serve. Our allowance remains healthy with a reserve ratio of 1.36 percent, or 1.44 percent excluding PPP loans. We expect economic growth over the remainder of the year, however, we remain vigilant given potential impacts on our customers from supply chain and labor constraints as well as COVID variants. We believe our portfolio will continue to perform well and the reserve ratio should move toward pre-pandemic levels over time."

(dollar amounts in millions)	2nd Qtr '21	1st Qtr '21	2nd Qtr '20
Credit-related charge-offs	$8	$16	$57
Recoveries	19	13	7
Net credit-related (recoveries) charge-offs	(11)	3	50
Net credit-related charge-offs/Average total loans	(0.09)%	0.03%	0.37%
Provision for credit losses	$(135)	$(182)	$138

Nonperforming loans	319	316	271
Nonperforming assets (NPAs)	320	325	282
NPAs/Total loans and foreclosed property	0.64%	0.64%	0.53%
Loans past due 90 days or more and still accruing	$27	$60	$41
Allowance for loan losses	652	777	1,007
Allowance for credit losses on lending-related commitments (a)	31	30	59
Total allowance for credit losses	683	807	1,066
Allowance for credit losses/Period-end total loans	1.36	1.59	1.99
Allowance for credit losses/Period-end total loans excluding PPP loans	1.44	1.72	2.15
Allowance for credit losses/Nonperforming loans	2.1x	2.6x	3.9x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses decreased $124 million to $683 million, or 1.36 percent of total loans, primarily reflecting a reduction in criticized loans, growing economic confidence and sustained improvements in economic forecasts. Excluding PPP loans, which are guaranteed by the Small Business Administration, allowance for credit losses totaled 1.44 percent of total loans.
•Criticized loans decreased $405 million to $2.2 billion, or 4 percent of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦Criticized loans decreased in nearly all business lines, led by decreases of $166 million in Energy and $104 million in general Middle Market.
•Nonperforming assets decreased $5 million to $320 million, or 0.64 percent of total loans and foreclosed property compared to 0.64 percent in first quarter 2021.
◦Nonperforming assets in Energy decreased by $41 million.
◦Loans transferred to nonaccrual totaled $62 million, a increase of $1 million compared to first quarter 2021.
•Net recoveries totaled $11 million, compared to net charge-offs of $3 million.

Outlook
This outlook is based on management expectations for continued economic growth.

Trends for Second Half of 2021 Relative to Second Quarter 2021

Average loans	•Solid loan growth in nearly all business lines (excluding PPP), more than offset by forgiveness of the bulk of PPP loans.
Average deposits	•Deposits to remain strong.
Net interest income	•Net interest income reflects benefit of higher loan volume (excluding PPP loans) and additional days, more than offset by the impact from lower PPP loans.
Credit quality	•Strong credit quality continues.
Noninterest income
•Growth in customer-related fees due to rebounding economic activity, more than offset by lower card fees (decrease in stimulus activity), fiduciary (annual tax preparation fees in second quarter) and deferred compensation from elevated levels.

Noninterest expenses	•Increases in seasonal expenses and technology investments, more than offset by lower litigation-related expenses and deferred compensation from elevated levels.
Tax rate	•Income tax expense for full-year 2021 to be between 22 and 23 percent of pre-tax income, excluding discrete items.
Capital	•Continue share repurchases; CET1 target of approximately 10 percent.

Strategic Lines of Business and Markets
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at June 30, 2021. A discussion of business segment and geographic market year-to-date results will be included in Comerica's Second Quarter 2021 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review second quarter 2021 financial results at 7 a.m. CT Wednesday, July 21, 2021. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 6197067). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Commercial Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (impacts from the COVID-19 global pandemic; changes in general economic, political or industry conditions; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events; changes in accounting standards and the critical nature of Comerica's accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Wendy Bridges	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Louis H. Mora	Amanda Perkins
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2021	2021	2020	2021	2020
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share (a)	$2.32	$2.43	$0.84	$4.76	$0.42
Cash dividends declared	0.68	0.68	0.68	1.36	1.36
Average diluted shares (in thousands)	138,070	141,072	139,453	139,566	140,529
PERFORMANCE RATIOS
Return on average common shareholders' equity (a)	17.10%	18.04%	6.40%	17.57%	1.61%
Return on average assets (a)	1.50	1.68	0.58	1.59	0.15
Efficiency ratio (a), (b)	61.66	62.55	60.11	62.10	57.79
CAPITAL
Common equity tier 1 capital (c), (d)	$7,004	$7,236	$6,698
Tier 1 capital (c), (d)	7,398	7,630	7,093
Risk-weighted assets (c)	67,410	65,649	67,052
Common equity tier 1 capital ratio (c), (d)	10.39%	11.02%	9.99%
Tier 1 capital ratio (c), (d)	10.97	11.62	10.58
Total capital ratio (c)	13.00	13.86	12.95
Leverage ratio (c)	8.45	9.08	8.75
Common shareholders' equity per share of common stock	$56.28	$55.58	$53.28
Tangible common equity per share of common stock (d)	51.43	50.93	48.69
Common equity ratio	8.53%	8.99%	8.78%
Tangible common equity ratio (d)	7.85	8.30	8.08
AVERAGE BALANCES
Commercial loans	$30,042	$30,968	$33,944	$30,502	$32,321
Real estate construction loans	4,191	4,137	3,887	4,164	3,725
Commercial mortgage loans	10,093	9,952	9,800	10,022	9,719
Lease financing	578	592	592	585	587
International loans	1,034	962	1,137	999	1,071
Residential mortgage loans	1,817	1,809	1,895	1,813	1,875
Consumer loans	2,073	2,169	2,243	2,121	2,253
Total loans	49,828	50,589	53,498	50,206	51,551
Earning assets	81,533	78,523	75,989	80,036	71,742
Total assets	87,860	84,559	81,644	86,218	77,454
Noninterest-bearing deposits	40,340	37,361	32,686	38,858	29,723
Interest-bearing deposits	35,180	34,031	31,596	34,609	30,801
Total deposits	75,520	71,392	64,282	73,467	60,524
Common shareholders' equity	7,563	7,746	7,436	7,654	7,437
Total shareholders' equity	7,957	8,140	7,592	8,048	7,515
NET INTEREST INCOME
Net interest income	$465	$443	$471	$908	$984
Net interest margin	2.29%	2.29%	2.50%	2.29%	2.77%
CREDIT QUALITY
Nonperforming assets	$320	$325	$282
Loans past due 90 days or more and still accruing	27	60	41
Net credit-related charge-offs	(11)	3	50	$(8)	134
Allowance for loan losses	652	777	1,007
Allowance for credit losses on lending-related commitments	31	30	59
Total allowance for credit losses	683	807	1,066
Allowance for credit losses as a percentage of total loans	1.36%	1.59%	1.99%
Net loan (recoveries) charge-offs as a percentage of average total loans	(0.09)	0.03	0.37	(0.03%)	0.52%
Nonperforming assets as a percentage of total loans and foreclosed property	0.64	0.64	0.53
Allowance for credit losses as a multiple of total nonperforming loans	2.1x	2.6x	3.9x
OTHER KEY INFORMATION
Number of banking centers	431	434	434
Number of employees - full time equivalent	7,532	7,653	7,777
(a)    See Reconciliations of Previously Reported Balances.
(b)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
(c)    June 30, 2021 ratios are estimated. Ratios reflect deferral of CECL model impact as calculated per regulatory guidance.
(d)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2021	2021	2020	2020
	(unaudited)	(unaudited)	(recast)	(unaudited)
ASSETS
Cash and due from banks	$1,008	$1,064	$1,031	$1,048
Interest-bearing deposits with banks	15,493	13,807	14,736	12,263
Other short-term investments	183	176	172	153
Investment securities available-for-sale	15,837	15,595	15,028	12,759
Commercial loans	30,207	30,886	32,753	33,826
Real estate construction loans	3,172	4,244	4,082	3,952
Commercial mortgage loans	11,334	9,993	9,912	9,925
Lease financing	589	577	594	589
International loans	1,036	990	926	1,104
Residential mortgage loans	1,807	1,799	1,830	1,886
Consumer loans	2,083	2,093	2,194	2,164
Total loans	50,228	50,582	52,291	53,446
Allowance for loan losses	(652)	(777)	(948)	(1,007)
Net loans	49,576	49,805	51,343	52,439
Premises and equipment	454	456	459	450
Accrued income and other assets	5,804	5,388	5,360	5,285
Total assets	$88,355	$86,291	$88,129	$84,397
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$40,514	$38,822	$39,420	$35,582
Money market and interest-bearing checking deposits	30,319	29,880	28,540	26,895
Savings deposits	3,095	2,934	2,710	2,500
Customer certificates of deposit	2,115	2,141	2,133	2,656
Foreign office time deposits	23	30	66	87
Total interest-bearing deposits	35,552	34,985	33,449	32,138
Total deposits	76,066	73,807	72,869	67,720
Short-term borrowings	—	—	—	752
Accrued expenses and other liabilities	1,504	1,480	1,482	1,602
Medium- and long-term debt	2,854	2,852	5,728	6,521
Total liabilities	80,424	78,139	80,079	76,595
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394	395
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,163	2,183	2,185	2,173
Accumulated other comprehensive (loss) income (a)	(120)	(105)	64	66
Retained earnings (a)	10,202	9,975	9,727	9,496
Less cost of common stock in treasury - 94,247,402 shares at 6/30/21, 88,579,635 shares at 3/31/21, 88,997,430 shares at 12/31/20 and 89,124,560 shares at 6/30/20	(5,849)	(5,436)	(5,461)	(5,469)
Total shareholders' equity	7,931	8,152	8,050	7,802
Total liabilities and shareholders' equity	$88,355	$86,291	$88,129	$84,397
(a)Recast 2020 results. See Reconciliations of Previously Reported Balances.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$404	$434	$790	$951
Interest on investment securities	70	74	139	148
Interest on short-term investments	5	3	9	21
Total interest income	479	511	938	1,120
INTEREST EXPENSE
Interest on deposits	5	20	12	76
Interest on short-term borrowings	—	1	—	1
Interest on medium- and long-term debt	9	19	18	59
Total interest expense	14	40	30	136
Net interest income	465	471	908	984
Provision for credit losses	(135)	138	(317)	549
Net interest income after provision for credit losses	600	333	1,225	435
NONINTEREST INCOME
Card fees	84	68	155	127
Fiduciary income	60	52	113	106
Service charges on deposit accounts	47	42	95	91
Commercial lending fees	27	17	45	34
Derivative income (a)	22	19	52	39
Letter of credit fees	10	9	20	18
Bank-owned life insurance	9	9	20	21
Brokerage fees	4	5	8	12
Net securities gains	—	1	—	—
Other noninterest income (a)	21	25	46	36
Total noninterest income	284	247	554	484
NONINTEREST EXPENSES
Salaries and benefits expense	277	249	559	491
Outside processing fee expense	71	62	135	119
Occupancy expense	38	37	77	74
Software expense	38	39	77	76
Equipment expense	13	12	25	24
Advertising expense	9	8	15	15
FDIC insurance expense	7	8	13	16
Other noninterest expenses (a)	10	19	9	36
Total noninterest expenses (a)	463	434	910	851
Income before income taxes (a)	421	146	869	68
Provision for income taxes (a)	93	28	191	9
NET INCOME (a)	328	118	678	59
Less:
Income allocated to participating securities	2	1	3	1
Preferred stock dividends	5	—	11	—
Net income attributable to common shares (a)	$321	$117	$664	$58
Earnings per common share:
Basic (a)	$2.35	$0.85	$4.81	$0.42
Diluted (a)	2.32	0.84	4.76	0.42
Comprehensive income	313	97	494	441
Cash dividends declared on common stock	92	96	187	190
Cash dividends declared per common share	0.68	0.68	1.36	1.36
(a)Recast 2020 results. See Reconciliations of Previously Reported Balances.

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2021 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2021		Second Quarter 2020
(in millions, except per share data)	2021	2021	2020	2020	2020	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$404	$386	$414	$408	$434	$18	5%	$(30)	(7)%
Interest on investment securities	70	69	71	72	74	1	1	(4)	(5)
Interest on short-term investments	5	4	4	4	3	1	34	2	60
Total interest income	479	459	489	484	511	20	4	(32)	(6)
INTEREST EXPENSE
Interest on deposits	5	7	10	15	20	(2)	(20)	(15)	(73)
Interest on short-term borrowings	—	—	—	—	1	—	—	(1)	n/m
Interest on medium- and long-term debt	9	9	10	11	19	—	—	(10)	(57)
Total interest expense	14	16	20	26	40	(2)	(12)	(26)	(66)
Net interest income	465	443	469	458	471	22	5	(6)	(1)
Provision for credit losses	(135)	(182)	(17)	5	138	47	(26)	(273)	n/m
Net interest income after provision for credit losses	600	625	486	453	333	(25)	(4)	267	81
NONINTEREST INCOME
Card fees	84	71	72	71	68	13	19	16	23
Fiduciary income	60	53	52	51	52	7	11	8	15
Service charges on deposit accounts	47	48	47	47	42	(1)	(1)	5	13
Commercial lending fees	27	18	24	19	17	9	50	10	57
Derivative income (a)	22	30	19	9	19	(8)	(25)	3	15
Letter of credit fees	10	10	10	9	9	—	—	1	16
Bank-owned life insurance	9	11	11	12	9	(2)	(22)	—	—
Brokerage fees	4	4	4	5	5	—	—	(1)	(34)
Net securities gains	—	—	—	—	1	—	—	(1)	n/m
Other noninterest income (a)	21	25	26	29	25	(4)	(17)	(4)	(13)
Total noninterest income	284	270	265	252	247	14	5	37	15
NONINTEREST EXPENSES
Salaries and benefits expense	277	282	271	257	249	(5)	(1)	28	11
Outside processing fee expense	71	64	65	58	62	7	10	9	15
Occupancy expense	38	39	42	40	37	(1)	(1)	1	4
Software expense	38	39	39	39	39	(1)	1	(1)	1
Equipment expense	13	12	13	12	12	1	9	1	4
Advertising expense	9	6	11	9	8	3	38	1	18
FDIC insurance expense	7	6	9	8	8	1	1	(1)	(25)
Other noninterest expenses (a)	10	(1)	15	15	19	11	n/m	(9)	(46)
Total noninterest expenses (a)	463	447	465	438	434	16	4	29	7
Income before income taxes (a)	421	448	286	267	146	(27)	(6)	275	n/m
Provision for income taxes (a)	93	98	65	50	28	(5)	(6)	65	n/m
NET INCOME (a)	328	350	221	217	118	(22)	(6)	210	n/m
Less:
Income allocated to participating securities	2	1	1	—	1	1	(1)	1	n/m
Preferred stock dividends	5	6	5	8	—	(1)	(1)	5	n/m
Net income attributable to common shares (a)	$321	$343	$215	$209	$117	$(22)	(6)%	$204	n/m
Earnings per common share:
Basic (a)	$2.35	$2.46	$1.54	$1.49	$0.85	$(0.11)	(4)%	$1.50	n/m
Diluted (a)	2.32	2.43	1.53	1.48	0.84	(0.11)	(4)	1.48	n/m
Comprehensive income	313	181	267	169	97	132	73	216	n/m
Cash dividends declared on common stock	92	95	94	94	96	(3)	(3)	(4)	(4)
Cash dividends declared per common share	0.68	0.68	0.68	0.68	0.68	—	—	—	—
(a)Recast 2020 results. See Reconciliations of Previously Reported Balances.
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2021		2020
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance at beginning of period:
Allowance for loan losses	$777	$948	$978	$1,007	$916
Allowance for credit losses on lending-related commitments	30	44	60	59	62
Allowance for credit losses	807	992	1,038	1,066	978
Loan charge-offs:
Commercial	7	14	37	53	55
Commercial mortgage	—	1	—	—	1
Consumer	1	1	2	—	1
Total loan charge-offs	8	16	39	53	57
Recoveries on loans previously charged-off:
Commercial	18	11	9	17	5
Commercial mortgage	—	1	—	1	1
International	1	—	—	—	—
Consumer	—	1	1	2	1
Total recoveries	19	13	10	20	7
Net loan (recoveries) charge-offs	(11)	3	29	33	50
Provision for credit losses:
Provision for loan losses	(136)	(168)	(1)	4	141
Provision for credit losses on lending-related commitments	1	(14)	(16)	1	(3)
Provision for credit losses	(135)	(182)	(17)	5	138
Balance at end of period:
Allowance for loan losses	652	777	948	978	1,007
Allowance for credit losses on lending-related commitments	31	30	44	60	59
Allowance for credit losses	$683	$807	$992	$1,038	$1,066
Allowance for loan losses as a percentage of total loans	1.30%	1.54%	1.81%	1.87%	1.88%
Allowance for loan losses as a percentage of total loans excluding PPP loans	1.37	1.66	1.94	2.01	2.03
Allowance for credit losses as a percentage of total loans	1.36	1.59	1.90	1.98	1.99
Allowance for credit losses as a percentage of total loans excluding PPP loans	1.44	1.72	2.03	2.14	2.15
Net loan (recoveries) charge-offs as a percentage of average total loans	(0.09)	0.03	0.22	0.26	0.37

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2021		2020
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$221	$230	$252	$241	$200
Real estate construction	4	1	1	—	—
Commercial mortgage	31	34	29	20	21
Lease financing	—	1	1	1	1
Total nonaccrual business loans	256	266	283	262	222
Retail loans:
Residential mortgage	41	33	47	40	24
Consumer:
Home equity	14	15	17	20	21
Total nonaccrual retail loans	55	48	64	60	45
Total nonaccrual loans	311	314	347	322	267
Reduced-rate loans	8	2	3	3	4
Total nonperforming loans	319	316	350	325	271
Foreclosed property	—	8	8	10	11
Other repossessed assets	1	1	1	—	—
Total nonperforming assets	$320	$325	$359	$335	$282
Nonperforming loans as a percentage of total loans	0.64%	0.63%	0.67%	0.62%	0.51%
Nonperforming assets as a percentage of total loans and foreclosed property	0.64	0.64	0.69	0.64	0.53
Allowance for credit losses as a multiple of total nonperforming loans	2.1x	2.6x	2.8x	3.2x	3.9x
Loans past due 90 days or more and still accruing	$27	$60	$45	$29	$41
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$314	$347	$322	$267	$235
Loans transferred to nonaccrual (a)	62	61	88	161	96
Nonaccrual loan gross charge-offs	(8)	(16)	(39)	(53)	(57)
Loans transferred to accrual status (a)	—	(17)	(3)	—	—
Nonaccrual loans sold	—	(25)	—	(14)	—
Payments/other (b)	(57)	(36)	(21)	(39)	(7)
Nonaccrual loans at end of period	$311	$314	$347	$322	$267
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Six Months Ended
	June 30, 2021			June 30, 2020
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$30,502	$507	3.36%	$32,321	$585	3.64%
Real estate construction loans	4,164	69	3.34	3,725	78	4.19
Commercial mortgage loans	10,022	142	2.86	9,719	177	3.66
Lease financing (b)	585	(8)	(2.87)	587	10	3.49
International loans	999	16	3.19	1,071	21	3.96
Residential mortgage loans	1,813	28	3.11	1,875	34	3.58
Consumer loans	2,121	36	3.39	2,253	46	4.12
Total loans	50,206	790	3.17	51,551	951	3.71
Mortgage-backed securities (c)	10,657	105	1.98	9,649	114	2.40
U.S. Treasury securities (d)	4,493	34	1.56	2,837	34	2.47
Total investment securities	15,150	139	1.86	12,486	148	2.42
Interest-bearing deposits with banks	14,507	9	0.11	7,558	20	0.55
Other short-term investments	173	—	0.24	147	1	0.80
Total earning assets	80,036	938	2.36	71,742	1,120	3.15
Cash and due from banks	976			843
Allowance for loan losses	(835)			(812)
Accrued income and other assets	6,041			5,681
Total assets	$86,218			$77,454
Money market and interest-bearing checking deposits	$29,505	10	0.07	$25,486	57	0.45
Savings deposits	2,911	—	0.02	2,298	—	0.04
Customer certificates of deposit	2,141	2	0.23	2,900	19	1.32
Other time deposits	—	—	—	35	—	2.00
Foreign office time deposits	52	—	0.09	82	—	0.82
Total interest-bearing deposits	34,609	12	0.07	30,801	76	0.50
Short-term borrowings	2	—	—	519	1	0.34
Medium- and long-term debt	3,232	18	1.07	7,266	59	1.63
Total interest-bearing sources	37,843	30	0.15	38,586	136	0.71
Noninterest-bearing deposits	38,858			29,723
Accrued expenses and other liabilities	1,469			1,630
Shareholders' equity	8,048			7,515
Total liabilities and shareholders' equity	$86,218			$77,454
Net interest income/rate spread		$908	2.21		$984	2.44
Impact of net noninterest-bearing sources of funds			0.08			0.33
Net interest margin (as a percentage of average earning assets)			2.29%			2.77%
(a)Included PPP loans with average balances of $3.5 billion and $1.3 billion, interest income of $62 million and $14 million and average yields of 3.57% and 2.21% for the six months ended June 30, 2021 and 2020, respectively.
(b)The six months ended June 30, 2021 included residual value adjustments totaling $17 million, or a 7 basis point impact to average loan yield.
(c)Average balances included $124 million and $191 million of unrealized gains and losses for the years ended June 30, 2021 and 2020, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances included $45 million and $91 million of unrealized gains and losses for the years ended June 30, 2021 and 2020, respectively; yields calculated gross of these unrealized gains and losses.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$30,042	$255	3.38%	$30,968	$254	3.33%	$33,944	$271	3.22%
Real estate construction loans	4,191	34	3.30	4,137	34	3.37	3,887	35	3.60
Commercial mortgage loans	10,093	72	2.87	9,952	70	2.85	9,800	76	3.12
Lease financing (b)	578	4	2.82	592	(12)	(8.44)	592	5	3.34
International loans	1,034	8	3.21	962	8	3.17	1,137	10	3.51
Residential mortgage loans	1,817	14	3.09	1,809	14	3.13	1,895	17	3.49
Consumer loans	2,073	17	3.37	2,169	18	3.40	2,243	20	3.62
Total loans	49,828	404	3.25	50,589	386	3.09	53,498	434	3.26
Mortgage-backed securities (c)	11,053	53	1.94	10,257	51	2.03	9,785	57	2.39
U.S. Treasury securities (d)	4,350	17	1.53	4,637	18	1.58	2,857	17	2.47
Total investment securities	15,403	70	1.82	14,894	69	1.89	12,642	74	2.41
Interest-bearing deposits with banks	16,126	5	0.11	12,869	4	0.10	9,709	2	0.11
Other short-term investments	176	—	0.20	171	—	0.28	140	1	0.48
Total earning assets	81,533	479	2.36	78,523	459	2.37	75,989	511	2.71
Cash and due from banks	982			970			848
Allowance for loan losses	(755)			(915)			(932)
Accrued income and other assets	6,100			5,981			5,739
Total assets	$87,860			$84,559			$81,644
Money market and interest-bearing checking deposits	$29,993	4	0.06	$29,012	6	0.08	$26,320	12	0.18
Savings deposits	3,021	—	0.01	2,800	—	0.02	2,394	—	0.02
Customer certificates of deposit	2,126	1	0.22	2,155	1	0.24	2,801	8	1.21
Foreign office time deposits	40	—	0.10	64	—	0.09	81	—	0.34
Total interest-bearing deposits	35,180	5	0.06	34,031	7	0.08	31,596	20	0.26
Short-term borrowings	2	—	—	3	—	0.05	882	1	0.25
Medium- and long-term debt	2,858	9	1.18	3,609	9	0.99	7,206	19	1.09
Total interest-bearing sources	38,040	14	0.15	37,643	16	0.17	39,684	40	0.41
Noninterest-bearing deposits	40,340			37,361			32,686
Accrued expenses and other liabilities	1,523			1,415			1,682
Shareholders' equity	7,957			8,140			7,592
Total liabilities and shareholders' equity	$87,860			$84,559			$81,644
Net interest income/rate spread		$465	2.21		$443	2.20		$471	2.30
Impact of net noninterest-bearing sources of funds			0.08			0.09			0.20
Net interest margin (as a percentage of average earning assets)			2.29%			2.29%			2.50%
(a)Included PPP loans with average balances of $3.5 billion, $3.6 billion and $2.6 billion, interest income of $32 million, $31 million and $14 million and average yields of 3.66%, 3.47% and 2.21% for the three months ended June 30, 2021 ,March 31, 2021 and June 30, 2020, respectively.
(b)The three months ended March 31, 2021 included residual value adjustments totaling $17 million, or a 14 basis point impact to average loan yield.
(c)Average balances included $91 million, $157 million and $278 million of unrealized gains and losses for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances included $33 million, $56 million and $111 million of unrealized gains and losses for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively; yields calculated gross of these unrealized gains and losses.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

					Accumulated
	Nonredeemable	Common Stock			Other	Retained		Total
	Preferred	Shares		Capital	Comprehensive	Earnings	Treasury	Shareholders'
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	Income (Loss) (a)	(a)	Stock	Equity
BALANCE AT MARCH 31, 2020	$—	139.0	$1,141	$2,168	$87	$9,476	$(5,470)	$7,402
Net income	—	—	—	—	—	118	—	118
Other comprehensive loss, net of tax	—	—	—	—	(21)	—	—	(21)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(96)	—	(96)
Purchase of common stock	—	—	—	—	—	—	1	1
Issuance of preferred stock	395	—	—	—	—	—	—	395
Net issuance of common stock under employee stock plans	—	—	—	1	—	(2)	—	(1)
Share-based compensation	—	—	—	4	—	—	—	4
BALANCE AT JUNE 30, 2020	$395	139.0	$1,141	$2,173	$66	$9,496	$(5,469)	$7,802
BALANCE AT MARCH 31, 2021	$394	139.6	$1,141	$2,183	$(105)	$9,975	$(5,436)	$8,152
Net income	—	—	—	—	—	328	—	328
Other comprehensive loss, net of tax	—	—	—	—	(15)	—	—	(15)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(92)	—	(92)
Cash dividends declared on preferred stock	—	—	—	—	—	(5)	—	(5)
Purchase of common stock	—	(5.8)	—	(24)	—	—	(426)	(450)
Net issuance of common stock under employee stock plans	—	0.1	—	(3)	—	(4)	13	6
Share-based compensation	—	—	—	7	—	—	—	7
BALANCE AT JUNE 30, 2021	$394	133.9	$1,141	$2,163	$(120)	$10,202	$(5,849)	$7,931
BALANCE AT DECEMBER 31, 2019	$—	142.1	$1,141	$2,174	$(316)	$9,619	$(5,291)	$7,327
Cumulative effect of change in accounting principle	—	—	—	—	—	13	—	13
Net income	—	—	—	—	—	59	—	59
Other comprehensive income, net of tax	—	—	—	—	382	—	—	382
Cash dividends declared on common stock ($1.36 per share)	—	—	—	—	—	(190)	—	(190)
Purchase of common stock	—	(3.4)	—	—	—	—	(194)	(194)
Issuance of preferred stock	395	—	—	—	—	—	—	395
Net issuance of common stock under employee stock plans	—	0.3	—	(13)	—	(5)	16	(2)
Share-based compensation	—	—	—	12	—	—	—	12
BALANCE AT JUNE 30, 2020	$395	139.0	$1,141	$2,173	$66	$9,496	$(5,469)	$7,802
BALANCE AT DECEMBER 31, 2020	$394	139.2	$1,141	$2,185	$64	$9,727	$(5,461)	$8,050
Net income	—	—	—	—	—	678	—	678
Other comprehensive loss, net of tax	—	—	—	—	(184)	—	—	(184)
Cash dividends declared on common stock ($1.36 per share)	—	—	—	—	—	(187)	—	(187)
Cash dividends declared on preferred stock	—	—	—	—	—	(11)	—	(11)
Purchase of common stock	—	(5.9)	—	(24)	—	—	(429)	(453)
Net issuance of common stock under employee stock plans	—	0.6	—	(27)	—	(5)	41	9
Share-based compensation	—	—	—	29	—	—	—	29
BALANCE AT JUNE 30, 2021	$394	133.9	$1,141	$2,163	$(120)	$10,202	$(5,849)	$7,931
(a)See Reconciliations of Previously Reported Balances.

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended June 30, 2021	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$402	$145	$43	$(127)	$2	$465
Provision for credit losses	(123)	(7)	(4)	—	(1)	(135)
Noninterest income	167	30	71	9	7	284
Noninterest expenses	204	173	77	1	8	463
Provision (benefit) for income taxes	111	1	9	(26)	(2)	93
Net income (loss)	$377	$8	$32	$(93)	$4	$328
Net credit-related (recoveries) charge-offs	$(12)	$1	$—	$—	$—	$(11)
Selected average balances:
Assets	$44,283	$3,395	$5,063	$17,461	$17,658	$87,860
Loans	42,350	2,533	4,936	—	9	49,828
Deposits	43,682	25,573	5,103	944	218	75,520
Statistical data:
Return on average assets (a)	3.21%	0.12%	2.40%	n/m	n/m	1.50%
Efficiency ratio (b)	35.95	98.06	66.85	n/m	n/m	61.66

	Commercial	Retail	Wealth
Three Months Ended March 31, 2021	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$382	$133	$42	$(117)	$3	$443
Provision for credit losses	(177)	6	(12)	—	1	(182)
Noninterest income	159	28	67	12	4	270
Noninterest expenses	215	149	76	—	7	447
Provision (benefit) for income taxes	113	—	10	(25)	—	98
Net income (loss)	$390	$6	$35	$(80)	$(1)	$350
Net credit-related charge-offs	$2	$1	$—	$—	$—	$3
Selected average balances:
Assets	$44,448	$3,463	$5,162	$16,959	$14,527	$84,559
Loans	42,904	2,620	5,059	—	6	50,589
Deposits	41,102	24,322	4,826	985	157	71,392
Statistical data:
Return on average assets (a)	3.56%	0.11%	2.72%	n/m	n/m	1.68%
Efficiency ratio (b)	39.67	91.68	69.84	n/m	n/m	62.55

	Commercial	Retail	Wealth
Three Months Ended June 30, 2020	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$402	$120	$40	$(95)	$4	$471
Provision for credit losses	117	5	16	—	—	138
Noninterest income	144	24	66	11	2	247
Noninterest expenses (c)	203	153	73	1	4	434
Provision (benefit) for income taxes (c)	47	(3)	3	(20)	1	28
Net income (loss) (c)	$179	$(11)	$14	$(65)	$1	$118
Net credit-related charge-offs	$48	$1	$1	$—	$—	$50
Selected average balances:
Assets	$47,392	$3,306	$5,191	$14,500	$11,255	$81,644
Loans	45,914	2,479	5,077	—	28	53,498
Deposits	36,318	22,647	4,217	950	150	64,282
Statistical data:
Return on average assets (a), (c)	1.51%	(0.17%)	1.11%	n/m	n/m	0.58%
Efficiency ratio (b), (c)	37.18	105.07	68.18	n/m	n/m	60.11
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
(c)See Reconciliations of Previously Reported Balances.
n/m - not meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended June 30, 2021	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$178	$174	$114	$124	$(125)	$465
Provision for credit losses	(26)	(24)	(77)	(7)	(1)	(135)
Noninterest income	72	41	35	120	16	284
Noninterest expenses	136	116	91	111	9	463
Provision (benefit) for income taxes	29	29	29	34	(28)	93
Net income (loss)	$111	$94	$106	$106	$(89)	$328
Net credit-related charge-offs (recoveries)	$1	$—	$(12)	$—	$—	$(11)
Selected average balances:
Assets	$12,830	$17,679	$10,615	$11,614	$35,122	$87,860
Loans	12,245	17,515	10,008	10,048	12	49,828
Deposits	26,709	20,582	11,153	15,914	1,162	75,520
Statistical data:
Return on average assets (a)	1.62%	1.75%	3.35%	2.51%	n/m	1.50%
Efficiency ratio (b)	54.18	53.63	61.35	45.41	n/m	61.66

				Other	Finance
Three Months Ended March 31, 2021	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$155	$172	$113	$117	$(114)	$443
Provision for credit losses	(28)	(54)	(86)	(15)	1	(182)
Noninterest income	66	48	36	104	16	270
Noninterest expenses	136	104	88	112	7	447
Provision (benefit) for income taxes	22	40	31	30	(25)	98
Net income (loss)	$91	$130	$116	$94	$(81)	$350
Net credit-related charge-offs	$—	$1	$2	$—	$—	$3
Selected average balances:
Assets	$12,868	$18,030	$10,640	$11,537	$31,484	$84,559
Loans	12,311	17,895	10,148	10,231	4	50,589
Deposits	25,668	19,856	10,775	13,951	1,142	71,392
Statistical data:
Return on average assets (a)	1.40%	2.52%	3.88%	2.54%	n/m	1.68%
Efficiency ratio (b)	61.24	47.10	58.91	50.71	n/m	62.55

				Other	Finance
Three Months Ended June 30, 2020	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$161	$169	$115	$117	$(91)	$471
Provision for credit losses	41	47	31	19	—	138
Noninterest income	64	34	30	106	13	247
Noninterest expenses (c)	138	98	89	104	5	434
Provision (benefit) for income taxes (c)	8	13	5	21	(19)	28
Net income (loss) (c)	$38	$45	$20	$79	$(64)	$118
Net credit-related charge-offs (recoveries)	$1	$(1)	$46	$4	$—	$50
Selected average balances:
Assets	$13,617	$18,403	$11,555	$12,345	$25,724	$81,644
Loans	13,092	18,249	11,162	10,998	(3)	53,498
Deposits	23,396	17,410	10,198	12,178	1,100	64,282
Statistical data:
Return on average assets (a), (c)	0.62%	0.98%	0.71%	2.40%	n/m	0.58%
Efficiency ratio (b), (c)	61.00	48.08	61.06	46.21	n/m	60.11
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
(c)See Reconciliations of Previously Reported Balances.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	June 30,	March 31,	June 30,
(dollar amounts in millions)	2021	2021	2020
Common Equity Tier 1 Capital (a):
Tier 1 capital	$7,398	$7,630	$7,093
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	395
Common equity tier 1 capital	$7,004	$7,236	$6,698
Risk-weighted assets	$67,410	$65,649	$67,052
Tier 1 capital ratio	10.97%	11.62%	10.58%
Common equity tier 1 capital ratio	10.39	11.02	9.99
Tangible Common Equity:
Total shareholders' equity	$7,931	$8,152	$7,802
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	395
Common shareholders' equity	$7,537	$7,758	$7,407
Less:
Goodwill	635	635	635
Other intangible assets (b)	14	14	3
Tangible common equity	$6,888	$7,109	$6,769
Total assets	$88,355	$86,291	$84,397
Less:
Goodwill	635	635	635
Other intangible assets (b)	14	14	3
Tangible assets	$87,706	$85,642	$83,759
Common equity ratio	8.53%	8.99%	8.78%
Tangible common equity ratio	7.85	8.30	8.08
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,537	$7,758	$7,407
Tangible common equity	6,888	7,109	6,769
Shares of common stock outstanding (in millions)	134	140	139
Common shareholders' equity per share of common stock	$56.28	$55.58	$53.28
Tangible common equity per share of common stock	51.43	50.93	48.69
(a)June 30, 2021 ratios are estimated. Ratios reflect deferral of CECL model impact as calculated per regulatory guidance. The estimated deferred amount was zero at June 30, 2021, $26 million at March 31, 2021 and $91 million at June 30, 2020.
(b)In first quarter 2021, the Corporation acquired $13 million in intangible assets to be amortized over ten years.

RECONCILIATIONS OF PREVIOUSLY REPORTED BALANCES (unaudited)
Comerica Incorporated and Subsidiaries

Defined Benefit Plan Accounting Method Change
Effective January 1, 2021, the Corporation elected to change the accounting methodology for determining the market-related value of assets for certain classes of assets in the qualified defined benefit pension plan. The change in accounting methodology is applied retrospectively to all prior periods presented in the consolidated financial statements. The following table reconciles the impact of the change to the qualified defined benefit plan on the Corporation's previously reported consolidated financial statements.
Consolidated Statements of Comprehensive Income

	Three Months Ended			Six Months Ended
	December 31,	September 30,	June 30,	June 30,
(in millions, except per share data)	2020	2020	2020	2020
Other noninterest expenses:
As reported	$23	$23	$25	$50
Effect of accounting change	(8)	(8)	(6)	(14)
Recast other noninterest expense	$15	$15	$19	$36
Provision for income taxes:
As reported	$63	$48	$27	$6
Effect of accounting change	2	2	1	3
Recast provision for income taxes	$65	$50	$28	$9
Net income:
As reported	$215	$211	$113	$48
Effect of accounting change	6	6	5	11
Recast net income	$221	$217	$118	$59
Basic earnings per common share:
As reported	$1.50	$1.45	$0.81	$0.34
Effect of accounting change	0.04	0.04	0.04	0.08
Recast basic earnings per common share	$1.54	$1.49	$0.85	$0.42
Diluted earnings per common share:
As reported	$1.49	$1.44	$0.80	$0.34
Effect of accounting change	0.04	0.04	0.04	0.08
Recast diluted earnings per common share	$1.53	$1.48	$0.84	$0.42
Consolidated Balance Sheets

	December 31,	June 30,	March 31,	December 31,
(in millions)	2020	2020	2020	2019
Accumulated other comprehensive income (loss):
As reported	$168	$158	$174	$(235)
Effect of accounting change	(104)	(92)	(87)	(81)
Recast accumulated other comprehensive income (loss)	$64	$66	$87	$(316)
Retained earnings:
As reported	$9,623	$9,404	$9,389	$9,538
Effect of accounting change	104	$92	87	81
Recast retained earnings	$9,727	$9,496	$9,476	$9,619

RECONCILIATIONS OF PREVIOUSLY REPORTED BALANCES (unaudited)
Comerica Incorporated and Subsidiaries

Change in Presentation of Customer Derivative Income and Foreign Exchange Income
Beginning with the first quarter 2021, the Corporation reported customer derivative income, previously a component of other noninterest income, and foreign exchange income as a combined item captioned derivative income on the Consolidated Statements of Comprehensive Income. Prior periods have been adjusted to conform to this presentation. The changes in presentation did not impact total noninterest income. The table below reconciles amounts previously reported to the new presentation.

	Three Months Ended			Six Months Ended
	December 31,	September 30,	June 30,	June 30,
(in millions)	2020	2020	2020	2020
Foreign exchange income (as reported)	$11	$9	$9	$20
Customer derivative income (a)	8	—	10	19
Derivative income	$19	$9	$19	$39

Other noninterest income (as reported)	$34	$29	$35	$55
Less: Customer derivative income (a)	8	—	10	19
Other noninterest income (as adjusted)	$26	$29	$25	$36
(a)Previously reported as a component of other noninterest income.